Kostin, Ruffkess & Company LLC
                          [Logo and Letterhead Omitted]

                                                                    Exhibit 16.1

November 23, 2004

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read Item 4.01 of US Energy Systems, Inc's. Form 8-K dated November 23, 2004. We agree with the statements made therein.

                                              Very truly yours,


                                              /s/ Kostin, Ruffkess & Company LLC
                                              Farmington, Connecticut